FOR IMMEDIATE RELEASE Media Contacts: Hiebing Hiebing Marcie Waters Erin Elliott 608-256-6357 920-592-3555 mwaters@hiebing.com eelliott@hiebing.com Investor Relations Contact: Schneider Pat Costello 920-592-SNDR (7637) investor@schneider.com Schneider National, Inc. Announces Quarterly Dividend GREEN BAY, Wis. – (January 30, 2019) – Schneider National, Inc. (NYSE: SNDR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.06 per share on its Class A and Class B common stock, payable to shareholders of record as of March 15, 2019. The dividend is expected to be paid on April 8, 2019. About Schneider National, Inc. Schneider is a leading transportation and logistics services company providing a broad portfolio of premier truckload, intermodal and logistics solutions and operating one of the largest for-hire trucking fleets in North America. Source: Schneider SNDR ###